EXHIBIT 99.1

AUTOBYTEL ANNOUNCES CFO TRANSITION AND RETAINS

EXECUTIVE SEARCH FIRM

IRVINE, Calif.—May 1, 2006—Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced that Mike Schmidt, the Company’s chief financial officer, is expected to transition from that position upon the completion of the Company’s search for a new CFO. The Company has retained Heidrick and Struggles to conduct the search.

“Mike’s dedication and leadership over the past two and a half years has been instrumental in guiding Autobytel through the recent restatement and the Sarbanes-Oxley 404 processes,” said Autobytel’s President and Chief Executive Officer Jim Riesenbach. “In addition, Mike led the development and implementation of processes and controls critical to the Company’s finance and reporting infrastructure.”

Schmidt intends to leave the company to pursue other opportunities, particularly those closer to his home base in Northern California but has agreed to be available as an advisor in connection with the transition.

Schmidt joined Autobytel in April 2004 as Senior Vice President, Finance and was named CFO in May 2005.

About Autobytel Inc.

Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing, advertising, data and CRM products and programs. Autobytel owns and operates the automotive websites—Autobytel.com, Autoweb.com, Carsmart.com, Car.com, AutoSite.com, Autoahorros.com, and CarTV.com. This automotive research and buying network reaches millions of car shoppers each month as they make their vehicle buying decisions, generating billions of dollars in sales for dealers. A leader in dealership customer management and CRM solutions, Autobytel also owns and operates AVV, Inc., a top provider of dealership CRM and sales management products, and Retention Performance Marketing, Inc., (RPM®), which powers dealerships with cutting-edge customer loyalty and retention marketing programs. Autobytel’s AIC (Automotive Information Center) has been a trusted industry source of automotive marketing data and technology for nearly 24 years.

FORWARD-LOOKING STATEMENT DISCLAIMER

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of terrorist attacks or military actions, increased dealer attrition, pressure on dealer fees, increased or unexpected competition, the failure to realize anticipated synergies from acquired entities, costs related to acquisitions, failure to retain key employees, difficulties in successfully integrating the businesses and technologies of acquired entities and Autobytel, that actual costs and expenses exceed the charges taken by Autobytel, changes in laws and regulations, costs of defending lawsuits and undertaking investigations and related matters and other matters disclosed in Autobytel’s filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

Contacts:

Autobytel Inc.

Jennifer Klein (Investors)

(949) 862-1362

jenniferkl@autobytel.com

Melanie Webber (Media)

(949) 862-3023

melaniew@autobytel.com